Exhibit 10(i)(1.3)

EXECUTION COPY

SECOND AMENDMENT TO THE
CREDIT AGREEMENT

Dated as of July 26, 2004

          SECOND AMENDMENT (this “Amendment”) TO THE THIRD AMENDMENT AND RESTATEMENT OF THE CREDIT AGREEMENT (the “Credit Agreement”) dated as of November 17, 2003 among CINCINNATI BELL INC., an Ohio corporation (“CBI”), and BCSI INC., a Delaware corporation (“BCSI”, and together with CBI, each a “Borrower” and collectively the “Borrowers”), the banks, financial institutions and other institutional lenders parties thereto (the “Lenders”), BANK OF AMERICA, N.A., as syndication agent, CITICORP USA, INC., as administrative agent (the “Administrative Agent”), and the other agents party thereto.

          PRELIMINARY STATEMENTS:

          (1)     Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

          (2)     The Borrowers have requested that the Lenders amend certain provisions of the Credit Agreement, as set forth below, to permit CBI and/or one of its Subsidiaries to enter into an agreement to acquire all of the Equity Interests in Wireless LLC that are not held by CBI and its Subsidiaries and subsequently to acquire such Equity Interests; provided that the aggregate amount of the cash consideration paid in respect thereof does not exceed $125,000,000 and any non-cash consideration paid in connection therewith is permitted under the Credit Agreement.

          (3)     The Borrowers have also requested that the Lenders consent to any amendment, waiver or other modification of the Operating Agreement of Wireless LLC between AT&T Wireless PCS LLC and Wireless Holdco, as amended, dated originally as of December 31, 1998, and the Company Agreement of Wireless Holdco, dated as of June 2, 2002, in each case if entered into or delivered in connection with, and to the extent necessary to consummate, the Wireless Acquisition (as defined in Section l(a)(i) below).

          (4)      The Lenders are willing to effect such amendments and to grant such consent on the terms and subject to the conditions set forth in this Amendment.

          SECTION 1. Amendment and Consent. Effective as of the Amendment Effective Date (as defined below), and subject to the satisfaction of the conditions precedent set forth in Section 2, the Required Lenders hereby consent to the Wireless Acquisition and to the entry by CBI and/or one of its Subsidiaries into the Wireless Acquisition Agreement (as defined in Section l(a)(ii) below) and in connection therewith:

          (a)      Section 1.01 of the Credit Agreement is hereby amended to add each of the following definitions in its appropriate alphabetical position:

     (i)     “Wireless Acquisition” means the acquisition by CBI or one or more of its Subsidiaries of all of the Equity Interests in Wireless LLC that are not held by CBI and its Subsidiaries; provided that (i) the aggregate amount of the cash consideration paid in respect thereof does not exceed $125,000,000 and any non-cash consideration paid in connection therewith is permitted under this Agreement and (ii) upon consummation of the Wireless Acquisition, Wireless LLC shall be a wholly-owned Subsidiary of CBI or its Subsidiaries.

     (ii)     ” Wireless Acquisition Agreement” means an agreement entered into by CBI or one or more of its Subsidiaries pursuant to which it has the right to acquire all of the Equity Interests in Wireless LLC that are not held by CBI and its Subsidiaries.

          (b)     Section 1.01 of the Credit Agreement is hereby amended by inserting after the word “Obligations” in clause (g) of the definition of “Debt” the following parenthetical: “(other than Obligations under the Wireless Acquisition Agreement)”.

          (c)     Clause (i) of Section 5.02(f) of the Credit Agreement is hereby amended by deleting the word “and” immediately preceding clause (D) and inserting at the end of such clause (D) the phrase “and (E) the acquisition of Equity Interests in Wireless LLC pursuant to the Wireless Acquisition Agreement and additional investments in or capital contributions made to Subsidiaries to fund such acquisition or consisting of transfers of such Equity Interests to one or more wholly-owned Subsidiaries of CBI; provided that (i) the aggregate cash consideration paid in respect of such Equity Interests does not exceed $125,000,000 and any non-cash consideration paid in connection therewith is permitted under this Agreement and (ii) upon consummation of the Wireless Acquisition, Wireless LLC shall be a wholly-owned Subsidiary of CBI or its Subsidiaries.”

          (d)     The Required Lenders hereby for all purposes of the Loan Documents consent to any amendment, waiver or other modification of the Operating Agreement of Wireless LLC between AT&T Wireless PCS LLC and Wireless Holdco, as amended, dated originally as of December 31, 1998, entered into or delivered in connection with, and to the extent necessary to consummate, the Wireless Acquisition and waive any Default or Event of Default that might otherwise exist as a result thereof.

          (e)     The Required Lenders hereby for all purposes of the Loan Documents consent to any amendment, waiver or other modification of the Company Agreement of Wireless Holdco, dated as of June 2, 2002, entered into or delivered in connection with, and to the extent necessary to consummate, the Wireless Acquisition and waive any Default or Event of Default that might otherwise exist as a result thereof (including but not limited to the insertion after the word “Obligations” in clause (g) of the definition of “Indebtedness” contained in Exhibit A thereto the following parenthetical: “(other than Obligations under the Wireless Acquisition Agreement)”).

          SECTION 2. Conditions of Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) when the Administrative Agent (or its counsel) shall have received counterparts of this Amendment executed by the undersigned, the Subsidiary Guarantors and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment, and when, and only when, each of the following conditions precedent shall have been satisfied:

     (a)     The representations and warranties set forth in each of the Loan Documents shall be correct in all material respects on and as of the Amendment Effective Date, after giving effect to this Amendment, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to a specific date other than the Amendment Effective Date, in which case as of such specific date, and except to the extent any breach of such representation and warranty is waived under Section 1 above).

     (b)     After giving effect to this Amendment, no event shall have occurred and be continuing that constitutes a Default or Event of Default.

This Amendment is subject to the provisions of Sections 9.01 and 9.02 of the Credit Agreement.

          SECTION 3. Guaranty and Granting of Additional Collateral. Upon consummation of the Wireless Acquisition, the Borrowers hereby agree to comply and to cause Wireless LLC and its parent to comply with the requirements of Section 5.01(j)(II) of the Credit Agreement.

          SECTION 4. Effect on the Loan Documents, (a) The Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents.

          (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents.

          SECTION 5. Costs, Expenses. Each of the Borrowers hereby agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.05 of the Credit Agreement.

          SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which will be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized , as of the date first above written.

CINCINNATI BELL INC.

By	[ILLEGIBLE]

Name:
Title:

BCSI INC.

By	[ILLEGIBLE]

Name:
Title:

Agreed as of the date first above written:

CITICORP USA, INC.,
   as Administrative Agent and as Lender

By

Name:
Title:

BANK OF AMERICA, N.A.,
   as Syndication Agent and as Lender

By

Name:
Title: